UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

November 1, 2011

Date of Report (Date of earliest event reported)

Shrink Nanotechnologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	333-138083 (Commission File Number)	20-2197964 (IRS Employer Identification Number)

4100 Cali2 Bldg Irvine, CA 92697-2800 (Address of principal executive offices)

(760) 804-8844 (Issuer’s Telephone Number)

________________________________________________________ (Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management.

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2011, Mr. Heinrich Dreismann resigned from his position as Director of Shrink Nanotechnologies, Inc. (the “Company”). Mr. Dreismann’s resignation was not because of any disagreement with the Company relating to the Company’s operations, policies or practices.

On November 29, 2011, Mr. James B. Panther, II resigned from his position as Director of the Company. Mr. Panther’s resignation was not because of any disagreement with the Company relating to the Company’s operations, policies or practices.

On November 30, 2011, Mr. Victor Hollander and Mr. Marshall Khine resigned from their respective positions as Directors of the Company. Mr. Hollander and Mr. Khine’s resignations were not because of any disagreements with the Company relating to the Company’s operations, policies or practices.

On November 30, 2011, the Company’s Board of Directors (the “Board”) appointed Mr. Darren Miles as the Company’s President and Mr. Luis J. Leung as the Company’s Secretary, Treasurer and Director. The Company and Mr. Miles and Mr. Leung currently maintain no material plans, contracts or arrangements relating to their respective positions with the Company or related compensation.

On December 1, 2011, Mr. Mark L. Baum, Esq. resigned from his position as Chief Executive Officer and Director of the Company. Mr. Baum’s resignation was not because of any disagreement with the Company relating to the Company’s operations, policies or practices.

Darren Miles, President

Mr. Darren Miles is our President. Mr. Miles is embedded within the banking and capital formation arena, most specifically for energy projects.  He is a turnaround specialist, having acted as CFO for multiple public and private companies with revenues in excess of $100M.  In 2009, he was retained by Titan Global Holdings, Inc., a public company, as CFO in connection with its restructure and refinance. In 2006 through 2009, Mr. Miles worked with an alternative energy company as CFO, and assisted with a reverse-merger and corresponding $60M capital raise. He has been responsible for accounting practices, public filings, negotiation of closing documents, financial road shows, and raising both debt and equity capital for multiple companies.  From 2003 to 2006 Mr. Miles served as a partner in a middle market investment banking firm specializing in recapitalizations, acquisitions, sales, and capital market funds sourcing  From 2003 to 2004 he served as CEO and Director of Fresh America Corporation, a public company, where he directed a turnaround effort for a $200M revenue nationwide produce distributor with an initial staff of 600. From 2001 to 2002 Mr. Miles was CFO and COO for Primesource Foodservice Equipment, where he directed a $180M revenue company turnaround project, including post-bankruptcy structure and transitions. Mr. Miles holds a B.S. in accounting from Murray State University.

Luis Leung, Secretary, Treasurer and Director

Mr. Leung is our Secretary, Treasurer and sole member of our Board. Mr. Leung began his career in São Paulo, Brazil in 1988 with Smar Equipamentos Industrias Ltd as a Research and Development Software Engineer. In 1991 he was helped establish the company’s operations in the United States and was promoted to CIO and Comptroller.  From 1994 to 1997 Mr. Leung helped structure operations and systems for the company’s headquarters as well as for its subsidiaries in Germany, France and Singapore. In 2004, Mr. Leung co-founded Scitus Corporation, a Microsoft VAR and ISV, and the Alba Spectrum Group a consulting company. The Alba Spectrum Group has operations in Chicago, Houston and São Paulo, Brazil. Its line of products includes Microsoft, SAP and Oracle. In 2001, Mr. Leung co-founded Advent Corporation, a software development company and Microsoft Partner. The company merged with Enterlogix Corporation in 1992. Enterlogix Corporation, after the merger, was the largest Microsoft Great Plains implementation practice in the state of Texas.  In 1997, Mr. Leung started his consulting career at Hein + Associates LLP in Houston, TX as a Project Manager. In 1999 he was hired by Grant Thornton, LLP as a Consulting Manager and participated in several multi-country systems implementations. In 2000, he worked at eParners Inc as a CRM Practice Leader.  Mr. Leung holds a Bachelors of Science from Instituto Tecnologico Aerospacial, Brazil

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: December 1, 2011	SHRINK NANOTECHNOLOGIES, INC. /s/ Darren Miles By: Darren Miles Its: President